Exhibit 99.1

As of March 31, 2002, the Company operated 434 branches in 34 states and Mexico. In addition, the Company operates six central distribution centers. The following table presents the number of the Company's branches and distribution centers by Group:

                                                 Plumbing                       Building         Water &
State/Country                   Electrical        & HVAC        Industrial      Materials         Sewer           Total
-------------------------------------------------------------------------------------------------------------------------
Alaska                              --              --              --              --               1               1
Alabama                              2               8               1               1               5              17
Arkansas                            --              --              --              --               2               2
Arizona                             --              11              --               1               6              18
California                          --              --               1              --               6               7
Colorado                            --               5              --              --               3               8
Delaware                            --              --              --              --               1               1
Florida                             24              34              --              27              17             102
Georgia                             11              19               3               9               7              49
Illinois                             4              --               1              --              --               5
Indiana                             --               1              --              --               4               5
Kansas                              --               2              --              --              --               2
Kentucky                            --               3              --               1               1               5
Louisiana                           --               1               4               1              --               6
Maryland                            --               4              --              --               5               9
Michigan                             1              --              --              --              --               1
Missouri                            --              --               1              --              --               1
Mississippi                         --               9              --              --               1              10
Montana                             --              --              --              --               2               2
Mexico                              --               1              --              --              --               1
North Carolina                       3              19               1               5              11              39
New Jersey                          --              --               2              --              --               2
New Mexico                           2               2
Nevada                              --              --              --              --               1               1
Ohio                                 1               8              --               2               8              19
Oklahoma                            --              --               2              --              --               2
Pennsylvania                        --               3              --              --              --               3
Rhode Island                        --              --              --              --               1               1
South Carolina                       5              10              --               4               5              24
Tennessee                            1               6               1               3               5              16
Texas                                3              21              15               2              13              54
Utah                                --              --               1              --              --               1
Virginia                            --               5               1               3               5              14
Washington                          --              --               1              --               5               6
West Virginia                       --              --              --              --               4               4
-------------------------------------------------------------------------------------------------------------------------

Total                               55             170              35              59             121             440
=========================================================================================================================